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                                                                    EXHIBIT 11

                BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES
              COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                     (in thousands except per share data)



                                                                   Quarter Ended                       Nine Months Ended
                                                        ------------------------------------   ------------------------------------
                                                          March 29, 1998    March 30, 1997       March 29, 1998    March 30, 1997
                                                        ----------------- ------------------   ----------------- ------------------
Computations for Statements of Income
Net income                                              $    35,778         $    46,514            $    43,440      $    57,946
                                                        ===========         ===========            ===========      ===========
Basic earnings per share of common stock:

    Average shares of common stock outstanding               24,514              28,927                 24,861           28,927
                                                        ===========         ===========            ===========      ===========

    Basic earnings per share of common stock:           $      1.46         $      1.60            $      1.75      $      2.00
                                                        ===========         ===========            ===========      ===========


Diluted earnings per share of common stock:



    Average shares of common stock outstanding               24,514              28,927                 24,861           28,927

    Incremental common shares applicable to common
      stock options                                              86                 128                    147              123
                                                        -----------         -----------            -----------      -----------

    Average common shares assuming dilution                  24,600              29,055                 25,008           29,050
                                                        ===========         ===========            ===========      ===========

    Diluted earnings per average share of common
      stock                                             $      1.45         $      1.60            $      1.74      $      1.99
                                                        ===========         ===========            ===========      ===========

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